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                                                                  EXHIBIT 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------



As independent public accountants, we hereby consent to the incorporation by reference in this registration statement (No. 33-65131) of our report dated January 13, 1995 (except with respect to the matter discussed in the last paragraph of Note 14, as to which the date is February 17, 1995) included in Whitney Holding Corporation's Form 10-K for the year ended December 31, 1994 and to all references to our Firm included in this registration statement.



                                    /s/ Arthur Andersen LLP


New Orleans, Louisiana

January 19, 1996